Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-231069) on Form S-1 of CCF Holdings LLC of our report dated March 12, 2020, relating to the consolidated financial statements of CCF Holdings LLC and subsidiaries and Community Choice Financial, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of CCF Holdings LLC for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina
March 18, 2020